Lihua International Reports Third Quarter 2013 Financial Results

Company Reports Third Quarter Revenue of $219.4 Million and Net Income of $13.9 Million

DANYANG, CHINA — November 12, 2013 — Lihua International, Inc. (NASDAQ: LIWA) (“Lihua” or the “Company”), a leading Chinese developer, designer, and manufacturer of low cost, high quality alternatives to pure copper products, including refined copper products, copper wire and copper clad aluminum (“CCA”) cable and wire, today announced financial results for the third quarter ended September 30, 2013.

“During the third quarter, we continued our operational transformation with critical upgrades to our facilities,” said Mr. Jianhua Zhu, founder, chairman and CEO. “Importantly, we relocated machinery from the old plant to our new factory, which resulted in approximately 10 fewer production days. The associated reduction in sales and production of our wire products were essentially in-line with our expectations. In addition, narrower spreads between the purchase price of our raw materials and the average copper market price persisted, resulting in lower selling prices for our products. While not adequately reflected in our financial results for the period, we made substantive operational progress during the third quarter. In addition to relocating key machinery, we also purchased approximately $4 million of new production equipment for our new CCA cable and wire product, and made progress on the modifications to the dust collection system in our existing smelters, as well as on the construction of our fourth smelter. The conversion process remains on track and we expect it to be completed in early 2014.

“We are excited to commence production and broad commercialization of our new higher technology, higher quality CCA superfine wire product next year, and are pleased to say we recently signed contracts for initial orders. In addition, we have submitted 16 patent applications related to our new CCA product because of the significant technological advantage compared to existing CCA products. As a result, we expect higher margins from this new CCA product offering. We believe the changes we are making to our infrastructure and product mix, along with our strong cash position provide a solid foundation on which to continue to grow our business, capture further market share in the copper and copper replacement product industry and generate value for our investors over the long term.”

Third Quarter 2013 Financial Results

Sales for the third quarter of 2013 were $219.4 million, compared with sales of $238.8 million in the third quarter of 2012. The decrease in revenue was primarily due to overall reduced sales volume that resulted from approximately 10 days of suspended production for Lihua’s drawing machine to be relocated from the old plant to the new factory, as well as lower average selling prices for all Lihua products as a result of the decline in copper prices.

Lihua’s CCA and copper wire products, copper anode and copper rod accounted for sales of $85.6 million, $116.7 million and $17.0 million, respectively in the third quarter of 2013. This compares with CCA and copper wire sales of $101.2 million, copper anode sales of $118.2 million and copper rod sales of $19.3 million in the third quarter of 2012. During the third quarter of 2013, the average selling price of Lihua’s products was $7,470 per ton, compared with $7,981 per ton in the same period last year. The decline in average selling price was primarily related to the overall decline in copper prices.

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Gross profit for the third quarter of 2013 was $21.1 million, a decrease of 16.5% from gross profit of $25.3 million for the third quarter of 2012. As a percentage of total sales, gross margin declined to 9.6% in the third quarter of 2013 from 10.6% for the same period last year. The decrease was primarily due to reduced profitability of Lihua’s products, resulting from a narrower spread between the Company’s raw material cost and the product selling price, as well as the declining copper price environment.

Selling, general and administrative ("SG&A") expenses for the third quarter of 2013 were $2.6 million, compared with $2.8 million in the same period of 2012.

For the three months ended September 30, 2013, provision for income taxes was $4.7 million, compared with $5.9 million for the three months ended September 30, 2012. The effective tax rate for the third quarter of 2013 was 25.2%, compared to 25.4% for the third quarter of 2012.

Net income for the third quarter of 2013 was $13.9 million, or $0.46 per share, compared with net income of $17.2 million, or $0.58 per share. Per share figures for both the 2013 and 2012 periods are based on 30.0 million weighted average diluted shares outstanding.

Non-GAAP net income for the third quarter of 2013 was $14.0 million, or $0.47 per diluted share, compared with non-GAAP net income of $16.8 million, or $0.56 per diluted share, for the third quarter of 2012. Non-GAAP net income excludes the net impact of warrant-related non-cash gain / (charge) of $(0.03) million and $0.45 million in the third quarters of 2013 and 2012, respectively.

Adjusted EBITDA for the three months ended September 30, 2013 was $19.7 million, compared with $23.6 million for the same period in the prior year.

Balance Sheet

As of September 30, 2013, Lihua had $188.3 million, or $6.28 per diluted share, in cash and cash equivalents, compared with $144.3 million, or $4.82 per diluted share, as of December 31, 2012. As of September 30, 2013, Lihua had working capital of $260.3 million and no debt.

Outlook

Lihua continues to implement changes to its production facilities to make them more streamlined, efficient and environmentally friendly. The Company’s current estimated completion time for this process is early 2014. Additionally, Lihua is pursuing production permits for the new CCA power transmission cable and wire product, which has superior electric conductivity for 1000 voltage and under power transmission. The Company is currently in the test production and commercialization stage for the new CCA superfine wire product that is ideally suited for more diversified and higher-end applications such as computers, cell phones, medical equipment, automobiles, communication and audio-visual products. As a result of the superiority of the product quality and conductivity, Lihua expects its new CCA product offering to have higher margins than its existing products.

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“2013 is an important transition year for Lihua as we prepare for the next stage of organic growth through capacity additions and new product offerings that our research and development team have created. Given the continued infrastructure changes and narrower spreads between the purchase price of our raw materials and the average copper market price, we continue to expect full-year 2013 gross profit and non-GAAP net income to be in-line with our 2012 financial results. We believe the investments we are making to our infrastructure and product mix position us for growth including top- and bottom-line improvement in 2014,” Mr. Zhu concluded.

Conference Call and Webcast

Management of Lihua International will host a conference call today, November 12, 2013 at 8:00 a.m. Eastern time to discuss the third quarter 2013 financial results. Individuals interested in participating in the conference may do so by dialing 1-888-846-5003 in the U.S. and Canada, or 1-480-629-9856 internationally.

Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's Web site at:

http://www.lihuaintl.com/Investor_Relations/Events_Presentations.html.

For those unable to participate, an audio replay of the call will be available beginning approximately one hour after the conclusion of the live call and through November 19, 2013. The audio replay can be accessed by dialing 1-800-406-7325 from the U.S or Canada, or 1-303-590-3030 internationally, and entering access ID No. 4648376#. Following the live webcast, an online archive will be available for 90 days.

About Non-GAAP Financial Measures

The Company uses non-GAAP net income and other non-GAAP metrics such as Adjusted EBITDA to provide information about its operating trends. Investors are cautioned that non-GAAP net income and Adjusted EBITDA are not measures of liquidity or of financial performance under Generally Accepted Accounting Principles (“GAAP”).

The Company defines non-GAAP net income as net income excluding the change in fair value of warrants and other one-time or non-recurring items that are evaluated on an individual basis. The Company defines Adjusted EBITDA as net income before depreciation and amortization, interest income/expense, income taxes, change in fair value of warrants and non-cash share-based compensation expenses. The non-GAAP net income and Adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Non-GAAP net income and Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the headings “Non-GAAP Net Income Calculation” and "Adjusted EBITDA Calculation" below.

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Non-GAAP Net Income Calculation

	For Three Months Ended September 30,
	2013	2012
Net income	$13,938,895	$17,226,638
Change in fair value of warrants	30,000	(451,000)
Non-GAAP Net Income	$13,968,895	$16,775,638

Adjusted EBITDA Calculation

	For Three Months Ended September 30,
	2013	2012
Net income	$13,938,895	$17,226,638
Depreciation and amortization	1,100,793	1,035,925
Share-based compensation expense	93,797	98,834
Change in fair value of warrants	30,000	(451,000)
Interest income	(165,533)	(138,081)
Provision for income tax	4,689,657	5,858,831
Adjusted EBITDA	$19,687,609	$23,631,147

About Lihua International, Inc.

Lihua, through its two wholly owned subsidiaries, Lihua Electron and Lihua Copper, is a leading value-added manufacturer of copper replacement products for China's rapidly growing copper wire and copper replacement product market. Lihua is one of the first vertically integrated companies in China to develop, design and manufacture lower cost, high quality alternatives to pure copper magnet wire and pure copper alternative products. Lihua's products include CCA and refined copper products. Current product offerings include CCA and pure copper cable and wire, copper rod and copper anode. Except for CCA wire, all other products are produced from recycled scrap copper. Lihua's products are sold in China either directly to manufacturers or through distributors in the wire and cable industries and manufacturers in a wide variety of industries including the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries. Lihua's corporate and manufacturing headquarters are located in the heart of China's copper industry in Danyang, Jiangsu Province. For more information, visit: http://www.lihuaintl.com.

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To be added to the Company's email distribution for future news releases, please send your request to lihua@tpg-ir.com.

Safe Harbor Statement

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including, without limitation, statements about its business or growth strategy, general industry conditions including availability of copper or recycled scrap copper, future operating results of the Company, capital expenditures, expansion and growth opportunities, bank borrowings, financing activities and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements.

Please note that information in this press release reflects management views as of the date of issuance.

Contact:

The Piacente Group, Inc.

Investor Relations

Kathy Price

(212) 481-2050 / lihua@tpg-ir.com

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LIHUA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS EXPRESSED IN US DOLLARS)

	September 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$188,266,350	$144,300,290
Accounts receivable, net	48,985,839	45,284,923
Prepayments for raw material purchases	20,146,389	19,569,239
Other receivables, deposits and prepayments	766,247	559,955
Prepaid land use right – current portion	415,023	406,026
Deferred income tax assets	28,625	24,948
Inventories	23,651,074	17,844,405
Total current assets	282,259,547	227,989,786
OTHER ASSETS
Property, plant and equipment, net	49,287,684	47,197,115
Construction in progress	626,220	175,006
Prepaid land use right – long-term portion	18,650,270	18,546,658
Intangible assets	44,534	3,332
Total non-current assets	68,608,708	65,922,111
Total assets	$350,868,255	$293,911,897

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	12,238,648	3,891,110
Other payables and accruals	4,675,960	4,937,404
Income taxes payable	4,709,231	5,797,188
Warrant liabilities	355,000	354,000
Total current liabilities	21,978,839	14,979,702
Total liabilities	21,978,839	14,979,702

STOCKHOLDERS' EQUITY
Preferred stock: $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value: 75,000,000 shares authorized, 30,095,383 shares
issued and 29,831,336 shares outstanding as of September 30, 2013 (December 31, 2012: 30,084,883 shares issued and 29,820,836 shares outstanding), respectively	3,009	3,008
Additional paid-in capital	79,568,117	79,257,921
Treasury stock, at cost, 264,047 shares and 264,047 as of September 30, 2013 and December 31,2012, respectively	(2,126,597)	(2,126,597)
Statutory reserves	17,765,472	14,566,846
Retained earnings	209,890,386	170,163,120
Accumulated other comprehensive income	23,789,029	17,067,897
Total stockholders' equity	328,889,416	278,932,195
Total liabilities and stockholders' equity	$350,868,255	$293,911,897

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LIHUA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

NET REVENUE	$219,359,379	$238,793,030	$683,393,531	$598,887,183

Cost of sales	(198,261,030)	(213,536,628)	(617,469,949)	(534,284,755)

GROSS PROFIT	21,098,349	25,256,402	65,923,582	64,602,428

Selling expenses	(796,945)	(741,135)	(2,279,486)	(2,168,129)
General and administrative expenses	(1,807,615)	(2,059,027)	(6,219,526)	(5,991,326)

Income from operations	18,493,789	22,456,240	57,424,570	56,442,973

Other income (expenses):
Interest income	165,533	138,081	491,196	418,235
Foreign exchange differences	(917)	40,686	(1,575)	128,362
Gain on extinguishment of warrant liabilities	-	-	3,520	73,291
Change in fair value of warrants	(30,000)	451,000	(65,000)	(23,000)
Other income	147	(538)	35,011	94,241
Total other income (expenses)	134,763	629,229	463,152	691,129

Income before income taxes	18,628,552	23,085,469	57,887,722	57,134,102
Provision for income taxes	(4,689,657)	(5,858,831)	(14,961,830)	(14,985,786)

NET INCOME	$13,938,895	$17,226,638	$42,925,892	$42,148,316

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	1,594,504	(683,771)	6,721,132	(1,685,422)

COMPREHENSIVE INCOME	$15,533,399	16,542,867	$49,647,024	$40,462,894

Net income per share
Basic	$0.47	$0.58	$1.44	$1.41
Diluted	$0.46	$0.58	$1.43	$1.41

Weighted average number of shares outstanding
Basic	29,831,336	29,820,836	29,825,874	29,814,300
Diluted	29,972,453	29,891,994	29,972,559	29,996,507

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LIHUA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS EXPRESSED IN US DOLLARS)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$42,925,892	$42,148,316
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,200,871	2,374,465
Share-based compensation	249,717	313,309
Gain on extinguishment of warrant liabilities	(3,520)	(73,291)
Change in fair value of warrants	65,000	23,000
Deferred income tax benefits	(3,085)	175,444
(Increase) decrease in assets:
Accounts receivable	(2,659,054)	(11,538,283)
Prepayments for raw material purchases	(151,700)	4,866,964
Other receivables, deposits and prepayments	(177,948)	823,965
Inventories	(5,349,111)	(6,784,994)
Increase (decrease) in liabilities:
Accounts payable	8,171,198	1,162,203
Other payables and accruals	(381,549)	224,537
Income taxes payable	(1,204,446)	1,319,696
Net cash provided by operating activities	44,682,265	35,035,331

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(3,913,886)	(2,357,375)
Deposits for plant and equipment and construction in progress	(428,765)	(5,942,533)
Net cash used in investing activities	(4,342,651)	(8,299,908)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend paid	-	(992,846)
Net cash used in financing activities	-	(992,846)

Foreign currency translation adjustment	3,626,446	(895,003)
INCREASE IN CASH AND CASH EQUIVALENTS	43,966,060	24,847,574
CASH AND CASH EQUIVALENTS, at the beginning of the period	144,300,290	105,637,627

CASH AND CASH EQUIVALENTS, at the end of the period	$188,266,350	$130,485,201

MAJOR NON-CASH TRANSACTION:
Share-based compensation to employees and directors	$249,717	$313,309
Issuance of common stock to settle warrant liabilities	60,480	311,709
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for income taxes	$16,169,361	$13,490,647